MSB Financial Corp. Announces Stock Repurchase Program

MILLINGTON, N.J., January 29, 2008 -- MSB Financial Corp. (Nasdaq: MSBF) (the “Company”), the holding company for Millington Savings Bank (the “Bank”), announced today that its Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its outstanding shares (excluding shares held by MSB Financial, MHC, the Company’s mutual holding company), representing up to 126,464 shares. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

President and CEO Gary T. Jolliffe commented that “The Board believes that our stock at this time represents an attractive investment opportunity and, accordingly, considers it prudent to deploy some of our capital into a repurchase program.”

Shares of the Company’s common stock trade on the NASDAQ Global Market under the symbol “MSBF.” The Company is majority owned by its mutual holding company parent, MSB Financial, MHC.

Forward Looking Statements

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.

CONTACT:	MSB Financial Corp. Michael Shriner, Executive Vice President 908-647-4000 mshriner@millingtonsb.com